Exhibit 16.1

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

August 14, 2009

Re: CopyTele, Inc
File No. 0-11254

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of CopyTele, Inc. dated August 11, 2009, and agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/ GRANT THORNTON LLP

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